EXHIBIT 10.4

LICENSING AGREEMENT
This LICENSING AGREEMENT (this “Agreement”) dated as of November 12, 2014 (the “Effective Date”) between Ashford Hospitality Advisors LLC, a Delaware limited liability corporation (“Ashford LLC” or “Licensor”), Ashford Hospitality Trust, Inc., a Maryland corporation (“Ashford Trust”) and Ashford Hospitality Limited Partnership (“Ashford Trust OP”) (Ashford Trust and Ashford Trust OP, collectively, referred to as “Licensees”) (each party hereto, a “Party” and collectively, referred to as the “Parties”).
W I T N E S S E T H:
WHEREAS, pursuant to the Separation and Distribution Agreement dated as of October 31, 2014, by and between Ashford Trust, Ashford OP Limited Partner LLC, a Delaware limited liability company, Ashford Trust OP, Ashford Inc., a Delaware corporation, and Ashford LLC (the “Separation and Distribution Agreement”), Ashford Trust, as the sole stockholder of Ashford Inc., will effect a spin-off of Ashford Inc. (the “Spin-Off”) through a distribution to Ashford Trust’s common stockholders, on a pro rata basis, of outstanding shares of common stock of Ashford Inc. Following the Spin-Off, Ashford Inc. will be an independent and separately traded company, and Ashford LLC will be a subsidiary of Ashford Inc.;
WHEREAS, pursuant to the provisions of the Separation and Distribution Agreement and the terms of the Assignment and Assumption Agreement dated the date hereof by and between Ashford Trust, Ashford Trust OP and Ashford LLC, in connection with the Spin-Off, Licensees assigned the ownership of the Licensed Marks (as defined in Section 1.01(a)) to Ashford LLC, and Ashford LLC owns, or has the right to use and sublicense, the Licensed Marks;
WHEREAS, Licensees are engaged in the business of investing opportunistically across all segments and at all levels of the capital structure within the hospitality industry that, generally, do not directly compete with Ashford Hospitality Prime, Inc. (the “Licensed Business”); and
WHEREAS, subject to the terms and conditions set forth herein, Licensees desire to obtain, and Licensor is willing to grant to Licensees, a license to use the Licensed Marks in connection with the Licensed Business.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Separation and Distribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.    Definitions. (a) The following terms, as used herein, have the following meanings:
“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Applicable Law” means any law, statute, ordinance, code, rule, regulation, order, writ, proclamation, judgment, injunction or decree of any Governmental Authority.
“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions located in the States of Texas are authorized or obligated by Applicable Law or executive order to close.
“Governmental Authority” means any U.S. federal, state, local or non-U.S. court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.
“Licensed Marks” means the names, trademarks and service marks set forth (and only as set forth) in Exhibit A as may be updated by the Parties in writing from time to time. For the avoidance of doubt, the Licensed Marks shall not include any name, trademark or service mark that is derivative of those set forth in Exhibit A.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental department, agency or political subdivision thereof.
“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or that otherwise constitutes control of such corporation or other organization, is directly or indirectly owned or controlled by such specified Person or by any one or more of its subsidiaries, or by such specified Person and one or more of its subsidiaries.

(b)    Each of the following terms is defined in the Section set forth opposite such term:
Term        Section
Agreement    Preamble
Ashford LLC    Preamble
Ashford Trust    Preamble
Ashford Trust OP    Preamble
Effective Date    Preamble
License    2.01
Licensed Business    Recitals
Licensees    Preamble
Licensor    Preamble
Party and Parties    Preamble
Separation and Distribution Agreement    Recitals
Spin-Off    Recitals
Term    5.01
Trademark Claims    4.03

Section 1.02.    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the respective meanings given to them in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
ARTICLE 2
LICENSE
Section 2.01.    Grant of License. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensees a worldwide, non-exclusive, non-transferable (except as otherwise set forth in Section 6.01), non-sublicensable (except as otherwise set forth in Section 2.02), royalty-free, fully paid-up license to use the Licensed Marks solely in connection with the conduct of the Licensed Business during the Term (the “License”). For the avoidance of doubt, subject to the terms and conditions contained herein, the License shall include the right of Ashford Trust to use “Ashford Hospitality Trust, Inc.” as its corporate name and the right of Ashford Trust

OP to use “Ashford Hospitality Limited Partnership” as its partnership name, in each case, during the Term.
Section 2.02.    Sublicense Rights. The License shall include the right of Licensees to grant sublicenses to their respective wholly-owned Subsidiaries; provided that any such sublicense shall terminate immediately upon the applicable sublicensee ceasing to be a wholly-owned Subsidiary of a Licensee. Any such sublicense shall be subject to terms and conditions that are no less restrictive on the applicable sublicensee’s use of the Licensed Marks than the terms and conditions in this Agreement.
ARTICLE 3
OWNERSHIP AND USE OF LICENSED MARKS
Section 3.01.    Ownership of Licensed Marks; Reservation of Rights. (a) Each Licensee hereby acknowledges that (i) the License is the only license granted to Licensee with respect to the Licensed Marks and (ii) no other licenses whatsoever have been granted, expressly or by implication or estoppel, to Licensee by the provisions of this Agreement or otherwise. Neither this Agreement nor its performance shall confer on Licensee any right with respect to the Licensed Marks other than those rights expressly granted herein, and any and all rights in and to the Licensed Marks not expressly granted to Licensee herein are reserved and retained by Licensor. Any use of the Licensed Marks by either Licensee pursuant to the License shall inure to the benefit of Licensor.
(b)    No Licensee shall (i) challenge the validity or ownership of the Licensed Marks or any other marks of Licensor or its Affiliates or claim adversely or assist in any claim adverse to Licensor concerning any right, title or interest in or to the Licensed Marks, (ii) do or permit any act which may directly or indirectly impair or prejudice Licensor’s title to the Licensed Marks or be detrimental to the reputation and goodwill of Licensor, or (iii) register or attempt to register any trademark, design, company name, trade name, domain name or other source identifier that is derivative of, confusingly similar to or contains any Licensed Mark.
Section 3.02.    Appearance of the Licensed Marks; Quality Control. Each Licensee shall use the Licensed Marks only in the form stipulated by Licensor and shall conform to and observe such standards as Licensor from time to time prescribes, including standards relative to the quality, design, identity, size, position, appearance, marking and color of the Licensed Marks and the manner, disposition and use of the Licensed Marks. The Licensed Business shall be conducted at all times in material compliance with Applicable Law and in a manner consistent with the quality of goods and services provided by Licensor under the Licensed Marks as of immediately prior to the Effective Date. Licensor shall have the right to inspect any written or electronic materials bearing any Licensed Mark.
Section 3.03.    Prosecution and Maintenance. Licensor shall, reasonably promptly following each Licensee’s written request and at Licensor’s sole cost and expense, take all such reasonable actions as such Licensee may reasonably request to prosecute and maintain any registration or application for registration of any Licensed Mark.

Section 3.04.    Third Party Notices. If requested in writing by Licensor, each Licensee shall ensure that any written or electronic materials bearing a Licensed Mark includes a written statement to the effect that such Licensed Mark is used by Licensee under license from Licensor.
Section 3.05.    Fair Use. For the avoidance of doubt, nothing in this Agreement shall restrict or limit any Party’s right to make any use of any term, or trademark or service mark that constitutes fair use under Applicable Law or factual use for historical or reference purposes.
ARTICLE 4
LIABILITY, CLAIMS AND INDEMNIFICATION
Section 4.01.    Disclaimers; Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE LICENSE IS GRANTED ON AN “AS IS” BASIS WITH NO REPRESENTATIONS OR WARRANTIES, AND EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY EXCLUDES AND DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE LICENSE, INCLUDING THOSE REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY WARRANTIES IMPLIED BY ANY COURSE OF DEALING OR TRADE USAGE. NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Section 4.02.    Infringement of Licensed Marks by Third Party. Each Licensee shall promptly notify Licensor in writing of any unauthorized or improper use by any Person of any Licensed Marks, including in such notice the particulars of such use and any other information that Licensee and its Affiliates may have relating to such use, and reasonably cooperate with Licensor, at such Licensee’s sole cost and expense, in connection with any reasonable action Licensor may take to prevent or halt such use. In the event that Licensor does not take reasonable action to halt any such use related to the Licensed Business within a reasonable period of time following such notice, Licensee may take reasonable action to prevent or halt such use, and Licensor shall reasonably cooperate with Licensee, at Licensee’s sole cost and expense, in connection with any such action of Licensee.
Section 4.03.    Third Party Actions. Each Licensee shall promptly notify Licensor in writing of any allegations, claims or demands (actual or threatened) against Licensee for infringement of any intellectual property rights of third parties by reason of such Licensee’s use of the Licensed Marks (collectively, “Trademark Claims”) and provide all related particulars requested by Licensor. Licensor shall retain exclusive control over the resolution of any Trademark Claim, including the right to agree to an injunction against further use of any Licensed Mark at issue or to otherwise settle such Trademark Claim; provided that such settlement shall not require any payment by a Licensee without such Licensee’s prior written consent. In the event that Licensor does not take reasonable action to resolve a Trademark Claim within a reasonable period of time following such notice, Licensee may assume exclusive control over such Trademark Claim (but solely to the extent such Trademark Claim relates to allegations, claims or demands (actual or threatened) against such Licensee), including the right to agree to an injunction against further use of any Licensed Mark at issue by Licensee or to otherwise settle such Trademark Claim with respect to Licensee; provided that such settlement shall not bind or apply to Licensor in any manner without Licensor’s prior written consent. Subject to the foregoing and at Licensee’s sole cost and expense, each Party shall provide to the other Party such assistance as such other Party may reasonably request in connection with the defense or settlement of any Trademark Claim.
Section 4.04.    Indemnification. (a) Each Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, employees and agents and their respective successors and assigns, from and against any claims, damages, losses, liabilities, fines, penalties and expenses (including reasonable costs of investigation and reasonable attorneys’ fees in connection with any action, suit or proceeding) related to or arising out of the use of the Licensed Marks by any Licensee in violation of this Agreement, any violation of Applicable Law with respect to the Licensed Business, any claims related to the sale or provision of goods or services or use of intellectual property other than the Licensed Marks.
(b)    Each Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, employees and agents and their respective successors and assigns, from and against any claims, damages, losses, liabilities, fines, penalties and expenses (including reasonable costs of investigation and reasonable attorneys’ fees in connection with any action, suit or proceeding) by third parties alleging infringement claims against any Licensee’s use of the Licensed Marks in accordance with the terms and conditions of this Agreement.
ARTICLE 5
TERM AND TERMINATION
Section 5.01.    Term. This Agreement is effective as of the Effective Date and shall continue in full force and effect in perpetuity unless terminated in accordance with Section 5.02 (the “Term”).
Section 5.02.    Termination by Licensor. Licensor may terminate this Agreement at any time immediately upon written notice to Licensee. Further, this Agreement will terminate immediately if at any time the Licensees cease to retain Licensor or one of its affiliates to perform advisory services for the Licensees.
Section 5.03.    Effect of Termination; Survival. Upon expiration or termination of this Agreement, the License shall immediately terminate without any further action by Licensor, and Licensees and the Subsidiaries of Licensees shall have sixty (60) days from expiration or termination to cease all use of, and cease conducting all business under, any names, service marks or trademarks consisting of or comprising the term “Ashford” or any derivation thereof that might, in the reasonable discretion of Licensor, be likely to cause confusion with Licensor, Licensor’s Affiliates or Licensor’s business, services or goods, including but not limited to a likelihood of confusion that there is an association, affiliation or some other relationship between Licensor or any its Affiliates, on the one hand, and any Licensee or its Subsidiaries, on the other hand. For the sake of clarity, this section requires that each Licensee and its respective Subsidiaries change their business names, trade names and fictitious names to names that do not contain the term “Ashford” or any other word or words that might, in the reasonable discretion of Licensor, be likely to cause confusion with Licensor, Licensor’s Affiliates or Licensor’s business, services or goods, including but not limited to a likelihood of confusion that there is an association, affiliation or some other relationship between Licensor or any its Affiliates, on the one hand, and Licensee or Licensee’s Subsidiaries, on the other hand. Notwithstanding anything in this Agreement to the contrary, Sections 3.01(a), 4.01, 4.04 and 5.03 and Article 6 shall survive any expiration or termination of this Agreement.
ARTICLE 6
GENERAL
Section 6.01.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that, except as expressly set forth in Section 2.02, Licensees may not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the express prior written consent of Licensor.
Section 6.02.    Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, (c) when delivered, if delivered personally to the intended recipient, and (d) one (1) Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:
If to Licensor:
Ashford Hospitality Advisors LLC
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: Chief Executive Officer
Phone: (972) 490-9600
With a copy to:
Ashford Hospitality Advisors LLC
14185 Dallas Parkway, Suite 1100
Attention: General Counsel
Dallas, TX 75254
Phone: (972) 490-9600

If to Licensee:
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Attention: Chief Executive Officer
Dallas, TX 75254
Phone: (972) 490-9600
and
Ashford Hospitality Limited Partnership
14185 Dallas Parkway, Suite 1100
Attention: General Partner
Dallas, TX 75254
Phone: (972) 490-9600

Section 6.03.    Specific Performance. The Parties acknowledge that money damages are not an adequate remedy for any violation of this Agreement and that any Party may, in its sole discretion, apply to the courts set forth in Section 6.05 for specific performance, or injunctive or such other relief as such courts may deem just and proper, in order to enforce this Agreement or prevent any violation hereof, and to the extent permitted by Applicable Law, each Party waives the posting of bond and any objection to the imposition of such relief.
Section 6.04.    Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective.
(b)    No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 6.05.    Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Texas, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction. The parties hereto agree that venue for any action in connection herewith shall be proper in Dallas County, Texas. Each Party hereto consents to the jurisdiction of any local, state or federal court situated in any of such locations and waives any objection which it may have pertaining to improper venue or forum non conveniens to the conduct of any proceeding in any such court.
Section 6.06.    Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Execution and delivery of this

Agreement or any other documents pursuant to this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution by an original signature and delivery in person.
Section 6.07.    No Third Party Beneficiaries. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns.
Section 6.08.    Entire Agreement. This Agreement and the Exhibit referenced herein, and attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both oral and written, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, the Parties acknowledge and agree that the transactions contemplated in connection with the Spin-Off, together with the transactions contemplated by this Agreement, collectively constitute a single and integrated transaction.
Section 6.09.    Severability. If any term or other provision of this Agreement or the Exhibit attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated in connection with the Spin-Off and contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated in connection with the Spin-Off and contemplated by this Agreement are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.
LICENSOR:
ASHFORD HOSPITALITY ADVISORS LLC
By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel

LICENSEES:
ASHFORD HOSPITALITY TRUST, INC.
By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel

ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership
By: Ashford OP General Partner LLC, a Delaware limited liability company, its general partner
By: /s/ DAVID A. BROOKS
David A. Brooks, Vice President

Exhibit A
Licensed Marks
ASHFORD HOSPITALITY TRUST, INC.
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
ASHFORD HOSPITALITY TRUST
ASHFORD TRUST